                                 STOEL RIVES LLP
                                 ---------------
                                    ATTORNEYS

                            Standard Insurance Center
                         900 SW Fifth Avenue, Suite 2600
                           Portland, Oregon 97204-1268

                            Telephone (503) 224-3380
                               Fax (503) 220-2480
                               TDD (503) 221-1045

                                                                    EXHIBIT  5.1


                                  May 24, 1999


Board of Directors
3Dshopping.com
517 Boccaccio Avenue
Venice, CA 90291

     Re: Registration Statement of Form S-1 (File No. 333-74795)

     We have acted as counsel for 3Dshopping.com, a California corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-1 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), covering 2,000,000 Units, each unit consisting of one share of Common Stock and one Warrant to purchase one share of Common Stock of the Company, plus up to 300,000 Units that are subject to an option granted to the underwriters solely to cover overallotments, if any, (the "Units"), and a Warrant to purchase up to 200,000 Units and any additional Units that may be registered in accordance with Rule 462(b) under the Act. We have reviewed the corporate action of the Company in connection with this matter and have examined the documents, corporate records and other instruments we deemed necessary for the purpose of this opinion.

     Based on the foregoing, it is our opinion that:

     (1) The Company is a corporation existing under the laws of the state of California; and

     (2) The shares of Common Stock and Warrants included in the Units have been duly authorized and, when issued and sold in the manner described in the Registration Statement and in accordance with resolutions adopted by the Board of Directors of the Company, and when payment therefor shall have been received by the Company, will be legally issued, fully paid and nonassessable.

Board of Directors
May 24, 1999
Page 2

     We consent to the use of our name in the Registration Statement and in the Prospectus filed as a part thereof and to the filing of this opinion as an exhibit to the Registration Statement. We further consent to the incorporation by reference of this opinion and consent as exhibits to any registration statement filed in accordance with Rule 462(b) under the Act relating to the offering.

                                          Very truly yours,



                                          STOEL RIVES, LLP